THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NO PROSPECTUS HAS BEEN FILED UNDER ANY CANADIAN SECURITIES LAWS IN RESPECT THERETO. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH A PROSPECTUS OR AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED TO ANY PERSON RESIDENT IN THE PROVINCE OF ONTARIO WITHIN ONE YEAR OF THE DATE OF ISSUANCE HEREOF. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

                           ALTAIR INTERNATIONAL, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                                          Number of Shares: 350,000
Date of Issuance:  December 15, 2000


ALTAIR INTERNATIONAL, INC., an Ontario corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DORAL 18, LLC, a Cayman Islands limited liability company (the "Holder"), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the appropriate Expiration Date (as defined herein), 350,000 fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase prices per share provided in SECTION 1(b) below. Notwithstanding the foregoing, in no event shall the holder be entitled to exercise this Warrant to the extent that after giving effect to such exercise such holder (together with such person's affiliates) would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder and its affiliates or acquired by such holder and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination of beneficial ownership is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such holder and its affiliates and (ii) exercise or exchange of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any exchangeable notes) subject to a limitation on exchange or exercise analogous to the limitation contained herein beneficially owned by such holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Exercise Notice (as defined below) shall constitute a representation by the holder submitting such Exercise Notice that, after giving effect to such Exercise Notice, (A) the holder will not beneficially own (as determined in accordance with this paragraph) in excess of 4.99% of the outstanding shares of Common Stock and (B) the holder will not have acquired, through exercise of this Warrant or otherwise, a number of shares of Common Stock which, when added to the number of shares of Common Stock beneficially owned at the beginning of the 60-day period ending on and including the applicable date of exercise of this Warrant, is in excess of 4.99% of the outstanding shares of the Common Stock following such exercise during the 60-day period ending on and including such date of exercise and the Company shall have no liability for any exercise in reliance on any such Exercise Notice. For purposes of this paragraph, in determining the number of the outstanding shares of Common Stock the holder of this Warrant may rely on the number of outstanding shares of Common Stock (1) as reflected in the Company's most recent shareholder list, which list shall be provided to the holder by the Company upon the holders' written request (which request the holder shall not submit to the Company on more than one occasion per calendar quarter) and certified by the Company as true, complete and accurate as of the date thereof, or (2) at such time as the Company is a Reporting Company under the Securities Exchange Act of 1934, as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or a more recent public announcement by the Company or other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to exercises of this Warrant (including the exercise with respect this determination is being made) by the holder since the date as of which such number of outstanding shares of Common Stock was disclosed or reported.

Notwithstanding the foregoing, in an Event of Default under the Note, as such term is defined therein, the holder of this Warrant shall have the right to exercise this Warrant and to convert all or any portion of this Warrant into Common Stock, in its sole discretion and at such time or times as it deems appropriate.

SECTION 1.        DEFINITIONS.

         (a) Securities Purchase Agreement. This Warrant has been issued pursuant to the terms of that certain Securities Purchase Agreement dated as of December 15, 2000, between the Company and the Buyer referred to therein (the "Securities Purchase Agreement").

         (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

         (i) "Approved Stock Plan" shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

         (ii) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and holder. If the Company and holder are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to
    SECTION 2(a) below with the term "Closing Bid Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

         (iii) "Common Stock" means (i) the Company's common shares, without par value, and (ii) any capital stock into which such Common Shares shall have been changed or any capital stock resulting from a reclassification of such Common Shares.

         (iv) "Exchangeable Securities" means any stock or securities (other than Options) directly or indirectly exchangeable into or exchangeable for Common Stock, other than the Note.

         (v) "Note" means the Asset-backed Exchangeable Term Note issued pursuant to the Securities Purchase Agreement.

         (vi) "Expiration Date" means the date which is five (5) years from the date of this Warrant; provided, if any such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Chicago or the State of Illinois or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

         (vii) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Exchangeable Securities.

         (viii) "Other Securities" means (i) those warrants of the Company issued prior to, and outstanding on, the date of issuance of this Warrant,
    (ii) the Note and (iii) the shares of Common Stock issued upon exchange of the Note.

         (ix) "Person" means a natural person, a partnership, a corporation, a limited liability company, an association or a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental agency or any department, or agency or political subdivision thereof.

         (x) "Principal Market" means Nasdaq National Market or other comparable national exchange or trading market.

         (xi) "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         (xii) "Warrant" means this Warrant, and all warrants issued in exchange, transfer or replacement of any thereof.

         (xiii) "Warrant Exercise Price" means $3.00, subject to adjustment as provided in SECTION 2(F) and SECTION 3.

         Capitalized terms used herein not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

SECTION 2.        EXERCISE OF WARRANT.

         (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day on or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Time on the
Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as EXHIBIT A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased (ii) payment to the Company of an amount equal to the appropriate Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer and (iii) the surrender to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of SECTION 8 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this SECTION 2(A), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable, and in no event later than three business days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). Upon delivery of the Exercise
Notice and Aggregate Exercise Price referred to in clause (ii)(A) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price, the last reported sale price (as reported by Bloomberg) or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one business day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the Closing Bid Price, the last reported sale price (as reported by Bloomberg) or arithmetic calculation of the Warrant Shares within three business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within two business days submit via facsimile (i) the disputed determination of the Warrant Exercise Price, the Closing Bid Price, or the last reported sale price (as reported by Bloomberg) to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall use all commercially reasonable efforts to require the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight
(48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

         (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) business days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

         (c) The minimum number of shares of Common Stock for which this Warrant may be exercised shall be twenty thousand (20,000) shares, unless the aggregate number of shares for which this Warrant may be exercised is less than twenty thousand (20,000), in which event, this Warrant may be exercised with respect to the full amount of such aggregate number.

         (d) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

         (e) If the Company shall fail for any reason or for no reason to issue (subject to extension in accordance with SECTION 2(A) for a good faith dispute made in accordance with SECTION 2(A)) to the holder (i) within five (5) business days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant and
(ii) if this Warrant is being exercised for less than all of the number of shares of Common Stock covered by this Warrant, within ten (10) business days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant, a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to SECTION 2(B) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day such fifth (5th) business day such exercise is not timely effected and/or after the tenth (10th) business day such new Warrant is not delivered, as the case may be, an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and/or, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and (B) the average of the Closing Bid Prices of the Common Stock for the three consecutive trading days immediately preceding the last possible date which the Company could have issued such Common Stock or Warrant, as the case may be, to the holder without violating this
SECTION 2.

         (f) If the registration statement (the "Registration Statement") covering the resale of the Warrant Shares issuable upon exchange of this Warrant required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the original purchaser of this Warrant (the "Registration Rights Agreement") is not (A) filed with the Securities and Exchange Commission (the "SEC") on or before the Filing Deadline (as defined in the Registration Rights Agreement), or (B) if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise, unless due to the failure for a Registration Statement to become effective, or the suspension of an effective Registration Statement (provided such suspension is required by applicable law) if the Company is required under the Securities Exchange of 1934 to file financial statements of the acquired business and proforma financial statements and such financial statements are not readily available at the time the Company would have otherwise been obligated to file the Registration Statement, but only for up to thirty days with respect to any one acquisition and an aggregate of forty-five days in a twelve month period, during which time the Company shall use all commercially reasonable efforts to file such financial statements at the earliest practicable date. In that event, as partial relief for the damages to the holder of this Warrant by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Warrant Exercise Prices shall be adjusted as follows: each Warrant Exercise Price in effect at such time shall be reduced by an amount equal to the product of (A) the Warrant Exercise Price in effect as of the original issuance date of this Warrant and (B) the sum of (I) with respect to the first 30 Registration Default Days (as defined below), the product of (x) .00167 multiplied by (y) the sum of the (i) the number of days after the Filing Deadline that the relevant Registration Statement has not been filed with the SEC, (ii) the number of days after the Effectiveness Deadline that the Registration Statement has not been declared effective by the SEC and (iii) the number of days that sales cannot be made pursuant to the Registration Statement in accordance with the Registration Rights Agreement after the Registration Statement has been declared effective (the days set forth in the preceding clauses (I), (II) and (III) collectively are referred to herein as "Registration Default Days"), plus (II) the product of
 .0025 and the number of Registration Default Days in excess of 30.

         (g) Notwithstanding the foregoing, if, at any time after the Effective Date, and as long as the holder may sell the Warrant Shares pursuant to an effective Registration Statement, or otherwise without restriction, the Closing Price of the Common Stock is equal to or greater than $12.00 for five (5) consecutive days, the Company shall have the right to require the exercise of the Warrants within 60 days of the Company's written notification to the holder of such requirement. Following the expiration of such 60-day period, this Warrant shall expire and have of no further force or effect.

SECTION 3.        ADJUSTMENT.

         The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this SECTION 3:

         (a) Issuance of Additional Common Stock. If and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, then, upon such issuance or sale the Warrant Exercise Price shall be adjusted to that price equal to the fraction (i) the numerator of which shall be equal to (A) (x) the Warrant Exercise Price in effect immediately prior to such event multiplied by (y) the total number of outstanding shares of Common Stock immediately prior to such event plus (B) the consideration received by the Corporation upon such issuance, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges of Exchangeable Securities (including any Notes held by the holder) and exercises of Stock Purchase Rights (including any Warrants held by the holder) provided that , no adjustment shall be made with respect to the issuance of shares of Common Stock issued (1) upon exchange or conversion of Notes or preferred shares or the exercise of warrants or options outstanding on the date hereof and disclosed to Holder in a Schedule attached to the Securities Purchase Agreement, (2) in connection with the exercise of options granted under the 1998 Altair International Inc. Stock Option Plan and the Altair International Inc. Stock Option Plan (collectively, the "Company Plans"), subject to the maximum reservation of shares defined in Section 3.3(i) of the Securities Purchase Agreement, (3) as consideration in connection with arms-length transactions involving the acquisition of other companies or lines of business in the mining, minerals or technology (including technology relating to nanoparticles or other related activities) industries, including non-competition covenants or (4) the acquisition of assets to be used in the operation of the Company's business.

         (b) Stock Dividends, Subdivisions and Combinations. If and whenever the Company subsequent to the date hereof:

         (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Exchangeable Securities or Stock Purchase Rights,

         (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

         (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Warrant Exercise Price shall be adjusted to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon exchanges or exchanges of Exchangeable Securities (including any Notes held by the holder) and exercises of Stock Purchase Rights (including any Warrants held by the holder).

         (c) Issuance of Exchangeable Securities or Stock Purchase Rights. If and whenever the Company shall issue or sell any Exchangeable Securities or Stock Purchase Rights (other than the granting of Stock Purchase Rights to officers, employees, directors and consultants of the Company pursuant to any qualified or non-qualified stock option plan (including the Company Plans) or employee stock ownership plan (ESOP)) under which a consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Exchangeable Securities, upon the subsequent exchange or exchange of such Exchangeable Securities) shall be less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, then upon such issuance or sale the Warrant Exercise Price shall be adjusted as provided in
Section 3(a) on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Exchangeable Securities or Stock Purchase Rights (or upon exchange or exchange of such Exchangeable Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Warrant Exercise Price, provided that , no adjustment shall be made with respect to the issuance of shares of Common Stock issued upon (1) upon exchange or conversion of Notes or preferred shares or the exercise of warrants or options outstanding on the date hereof and disclosed to Holder in a Schedule attached to the Securities Purchase Agreement, (2) in connection with the exercise of options granted under the 1998 Altair International Inc. Stock Option Plan and the Altair International Inc. Stock Option Plan (collectively, the "Company Plans"), subject to the maximum reservation of shares defined in
Section 3.3(i) of the Securities Purchase Agreement, (3) as consideration in connection with arms-length transactions involving the acquisition of other companies or lines of business in the mining, minerals or technology (including technology relating to nanoparticles or other related activities) industries, including non-competition or (4) the acquisition of assets to be used in the operation of the Company's business.

         (d) Readjustment of Warrant Exercise Price. Upon (i) each change in the purchase price payable for any Stock Purchase Rights or Exchangeable Securities referred to in Section 3(c) (ii) each change in the consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the exchange or exchange of such Exchangeable Securities, (iii) each change in the number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Exchangeable Securities are exchangeable into or exchangeable for shares of Common Stock or (iv) the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Exchangeable Securities not exercised, the Warrant Exercise Price in effect at the time of such event shall forthwith be readjusted to the Warrant Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Exchangeable Securities provided for such change or expiration, as applicable.

         (e) Reorganization, Reclassification or Recapitalization of the Company. In the event that the Company effects (i) any reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Section 3(b)), (ii) any consolidation or merger of the Company with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other transaction or event as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash, but excluding any cash dividend that is paid out of the earnings or surplus of the Company legally available therefor) with respect to or in exchange for the Common Stock, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the Common Stock theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such transaction or event.

         (f) Other Dilutive Events. If the Company takes any other action, or if any other event occurs to which the other provisions of this Section 3 are not strictly applicable, but which could result in an adjustment the Warrant
Exercise Price or to any of the other terms of this Warrant that would not fairly protect the exercise rights and other rights represented by this Warrant in accordance with the essential intent and principles hereof, an appropriate adjustment in such purchase rights comparable to the adjustments described in
(a) and (b) above shall be made by the Company.

         (g) Maximum Warrant Exercise Price. At no time shall the Warrant Exercise Price exceed the initial Warrant Exercise Price set forth in Section 3(a) hereof except as a result of an adjustment thereto pursuant to Section 3(b)(iii).

         (h) Application. All subdivisions of this Section 3 are intended to operate independently of one another. If a transaction or an event occurs that requires the application of more than one subsection, all applicable subdivisions shall be given independent effect.

         (i) Waiver. In the event that the holder consents in writing to limit, or waive in its entirety, any anti-dilution adjustment to which it would otherwise be entitled hereunder, the Company shall not be required to make any adjustment whatsoever with respect to this Warrant or any other Warrant in excess of such limit or at all, as the terms of such consent may dictate.

         (j) Notice of Adjustments to Warrant Exercise Price. As promptly as practicable after the occurrence of any event requiring any adjustment under this SECTION 3 to the Warrant Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), the Company shall, at its expense, mail to the holder a certificate of an officer of the Company setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant after giving effect to such adjustment.

         (k) Anti-Dilution Provisions in Other Securities. If the Company issues any Stock Purchase Rights or Exchangeable Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Warrant, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

SECTION 4.        COVENANTS AS TO COMMON STOCK.

         The Company hereby covenants and agrees as follows:

         (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

         (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         (e) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above any Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 5.        TAXES.

         The Company shall pay any and all taxes, excluding income taxes, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

SECTION 6.        WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

         Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this SECTION 6, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

SECTION 7.        REPRESENTATIONS OF HOLDER.

         The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

SECTION 8.        OWNERSHIP AND TRANSFER.

         (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of EXHIBIT B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in SECTION 8(C) below.

         (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any applicable securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act; and (ii) neither the Company nor any other person is under any obligation to register this Warrant under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

SECTION 9.        PURCHASE     RIGHTS;     REORGANIZATION,     RECLASSIFICATION,
CONSOLIDATION, MERGER OR SALE.

         (a) In addition to any adjustments pursuant to SECTION 3 above, if at any time the Company grants, issues or sells any Options, Exchangeable Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance satisfactory to the holder of this Warrant) to deliver to such holder, in exchange for such Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holder hereof (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrant, if the value so reflected is less than the Warrant Exercise Prices in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holder of this Warrant) to insure that the holder hereof will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercise ability of this Warrant).

SECTION 10.       LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.

         If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

SECTION 11.       NOTICES.

         Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  ALTAIR INTERNATIONAL, INC.
                  Dr. William P. Long
                  1725 Sheridan Ave., Suite 140
                  Cody, Wyoming 82414

                  Edward Dickinson
                  230 South Rock Blvd., Suite 21
                  Reno, Nevada 89502

                  With copies to:

                  Stoel Rives, LLP
                  210 South Main Street
                  Salt Lake City, Utah 84111
                  Attn: Brian G. Lloyd

                  Equity Transfer Services
                  120 Adelaide Street West, Suite 420
                  Toronto, Canada M5H 4C3
                  Attn: Peter Lindeman


                  If to the Buyer:

                  DORAL 18, LLC C/O JE Matthew, LLC 600 Central Avenue Suite 214 Highland Park, Illinois 60035

                  Telephone:                 (847)681-8600
                  Facsimile:                 (847)681-1541
                  Attention:                 David A. White

                  With a copy to:

                  John Muehlstien, Esq.
                  Pedersen & Houpt
                  161 N. Clark St.  Suite 3100
                  Chicago, IL 60601
                  (p) (312) 261-2200
                  (f)  (312) 261-6895

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by prior written notice given to each other party five days prior to the effective date of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

SECTION 12.       DATE.

         The date of this Warrant is December 15, 2000. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of SECTION 8 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

SECTION 13.       AMENDMENT AND WAIVER.

         The provisions of this Warrant may only be amended upon a written instrument executed by the Company and the holders hereof.

SECTION 14.       DESCRIPTIVE HEADINGS; GOVERNING LAW.

         The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

SECTION 15.       SUCCESSORS AND ASSIGNS.

         This Warrant shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of this Warrant. The Company shall not assign this Warrant or any rights or obligations hereunder without the prior written consent of the holder of this Warrant, including by merger, consolidation or reorganization, except pursuant to a Special Event (as defined in SECTION 2(b)(ii) of the Note) consolidation or reorganization with respect to which the Company has satisfied its obligations under SECTION 2 of the Note and SECTION 9(B). The holder of this Warrant may assign some or all of its rights hereunder to (i) without the consent of the Company, any person or entity who, immediately prior to such assignment, is an affiliate of such holder (a "Permitted Assignee") and (ii) with the prior written consent of the Company, which consent shall not be unreasonably withheld, to any person or entity which is not a Permitted Assignee; provided, however, that any such assignment shall not release the holder of this Warrant from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the holder of this Warrant shall be entitled to pledge the this Warrant and the shares of Common Stock issuable upon exercise of this Warrant in connection with a bona fide margin account.

SECTION 16.       LIMITATION ON NUMBER OF WARRANT SHARES.

         The Company shall not be obligated to issue more than 19.9% of its total outstanding shares of Common Stock upon exercise of this Warrant and/or the conversion or exchange of the Note, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount. Upon the holder's request, the Company shall seek approval of its Stockholders at its next annual meeting of Stockholders for the issuance of 20% or more of its Common Stock upon the earlier to occur of (i) the actual issuance of 3,000,000 Exchange Shares or (ii) the falling below $1.00 of the per-share closing bid price of the Common Stock for five consecutive trading days. In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this SECTION 16, upon exercise of the Warrants, the Company shall redeem for cash those Warrant Shares which can not be issued, at a price equal to the difference between the last reported sale price (as reported by Bloomberg) and the Exercise Price of such Warrant Shares as of the date of the attempted exercise.

                            [SIGNATURE PAGE FOLLOWS]

                          ALTAIR INTERNATIONAL, INC.

                          By: /s/ William P. Long
                          -----------------------
                          [Name]  William P. Long

                          [Title] President

                                                            EXHIBIT A TO WARRANT
                                                            --------------------

                                SUBSCRIPTION FORM

                     TO BE EXECUTED BY THE REGISTERED HOLDER

                         TO EXERCISE THIS WARRANT ALTAIR

                               INTERNATIONAL, Inc.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of ALTAIR INTERNATIONAL, Inc., an Ontario corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Type of Warrants. The aggregate number of Warrants exercised pursuant to this Subscription Form shall be comprised of one (1) Warrant.

         2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______



   Name of Registered Holder

By:
   ------------------
         Name:
         Title:

                                                            EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of ALTAIR INTERNATIONAL, Inc., an Ontario corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, ____




                               ------------------------------------

                               By:  _____________________________
                               Its: _____________________________